                                                                   EXHIBIT 23(b)








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our report dated December 8, 1995, appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 1995 and our report dated December 15, 1995, appearing in the Company's Registration Statement on Form S-3 dated January 12, 1996 relating to the International Data Matrix, Inc. Merger.



/s/ Deloitte & Touche LLP
Jericho, New York
April 29, 1996